As filed with the Securities and Exchange Commission on December 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CGI INC.

(Exact Name of Registrant as Specified in its Charter)

Quebec, Canada	8742	98-0406227
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1350 René-Lévesque Boulevard West

25th Floor

Montreal, Quebec

Canada H3G 1T4

(514) 841-3200

(Address, including postal code, and telephone number, including area code, of Registrant’s principal executive offices)

CGI Technologies and Solutions Inc.

11325 Random Hills

Fairfax, VA 22030

(703) 267-8000

Attn: Eric L. McFadden

(Name, Address (Including Zip Code) and Telephone Number (Including Area Code) of Agent for Service in the United States)

Copies to:

Benoit Dubé CGI Inc. 1350 René-Lévesque Boulevard West 25th Floor Montreal, Quebec Canada H3G 1T4 (514) 841-3200	Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West Suite 3100 Toronto, Ontario Canada M5K 1J3 (416) 504-0520	Jean Michel Lapierre Guillaume Saliah Fasken Martineau DuMoulin LLP 800 Square Victoria Suite 3500 Montreal, Quebec Canada H3C 0B4 (514) 397-7400

Approximate date of commencement of proposed sale of the securities to the public:

as soon as practicable after this registration statement becomes effective.

Province of Quebec, Canada

(Principal Jurisdiction Regulating this Offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check appropriate box below):

		1.	☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

		2.	☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

		3.	☐	Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

		4.	☐	After the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form F-10 are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	December 18, 2025

CGI Inc.

Class A Subordinate Voting Shares

Preferred Shares

Debt Securities

Warrants

Subscription Receipts

Units

CGI Inc. (the “Corporation”, “CGI”, “us”, “we” or “our”) may offer, issue and sell, as applicable, from time to time Class A subordinate voting shares (“Subordinate Voting Shares”), First Preferred Shares or Second Preferred Shares (“Preferred Shares”), debt securities (“Debt Securities”), warrants (“Warrants”) to acquire any of the other securities that are described in this short form base shelf prospectus (the “Prospectus”), subscription receipts (“Subscription Receipts”) to acquire any of the other securities that are described in this Prospectus, and units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), in one or more transactions during the 37-month period that this Prospectus, including any amendments hereto, remains effective.

We will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each, a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. One or more securityholders of the Corporation and/or one or more of the Corporation’s wholly-owned subsidiaries (each, a “Selling Securityholder”) may also offer and sell Securities under this Prospectus.

As of December 17, 2025, CGI’s “qualifying public equity”, as defined in Part 9B of National Instrument 44-102 – Shelf Distributions (“NI 44-102”), is C$23,890,638,211. The Corporation has determined that it qualified as a “well-known seasoned issuer” under Part 9B of NI 44-102. All information permitted under applicable securities laws, including as permitted under Part 9B of NI 44-102, to be omitted from this Prospectus will be contained, as required, in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities offered pursuant to this Prospectus.

Our Securities may be offered and sold pursuant to this Prospectus through underwriters, dealers, directly or through agents designated from time to time at amounts and prices and other terms determined by us or any Selling Securityholders. In connection with any underwritten offering of Securities other than an “at-the-market distribution” (as defined in NI 44-102), unless otherwise specified in the relevant Prospectus Supplement the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. A Prospectus Supplement will set out the names of any underwriters, dealers, agents or Selling Securityholders involved in the sale of our Securities, the amounts, if any, to be purchased by the underwriters, the plan of distribution for such Securities, including the net proceeds we expect to receive from the sale of such Securities, if any, the amounts and prices at which such Securities are sold, the compensation of such underwriters, dealers or agents and other material terms of the plan of distribution.

The sale of Subordinate Voting Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the Toronto Stock Exchange (the “TSX”) or on the New York Stock Exchange (“NYSE”) or other existing trading markets for the Subordinate Voting Shares, and as set forth in a Prospectus Supplement. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

Our Subordinate Voting Shares are listed on the TSX under the symbol “GIB.A” and on the NYSE under the symbol GIB. On December 17, 2025, the last trading day prior to the date of this Prospectus, the closing price of the Subordinate Voting Shares was C$127.33 on the TSX and US$92.30 on the NYSE. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Subordinate Voting Shares will not be listed on any securities exchange or quotation system. There is currently no market through which such Securities other than Subordinate Voting Shares may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

Certain of our directors, namely Mary G. Powell, Alison C. Reed, George D. Schindler, Kathy N. Waller and Frank Witter, reside outside of Canada. Each of the aforementioned individuals has appointed CGI Inc., located at 1350 René-Lévesque Blvd. West, 25th Floor, Montréal, Québec, Canada, H3G 1T4, as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including any applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors”.

The Corporation has two classes of issued and outstanding shares: the Subordinate Voting Shares and the Class B shares (multiple voting) (the “Multiple Voting Shares”). The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Subordinate Voting Shares and the Multiple Voting Shares are substantially identical, except with respect to voting, pre-emptive and conversion rights applicable to the Multiple Voting Shares. Each Subordinate Voting Share is entitled to one vote, and each Multiple Voting Share is entitled to 10 votes. The holders of Subordinate Voting Shares benefit from protection provisions that give them certain rights in the event of a take-over bid for the Multiple Voting Shares. See “Description of Share Capital”.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Our executive and registered offices are located at 1350 René-Lévesque Blvd. West, 25th Floor, Montréal, Québec, Canada, H3G 1T4, and our telephone number is (514) 841-3200. Our website address is www.cgi.com. We have not incorporated by reference in this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted in the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements included or incorporated herein have been prepared using International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS Accounting Standards). They may not be comparable to financial statements of United States companies.

Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences in both Canada and the United States. This Prospectus does not discuss Canadian, United States or other tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that CGI is incorporated or organized under the laws of the Province of Québec, that several of its officers and directors reside outside the United States, that some or all of the underwriters or experts named in this Prospectus and/or in a Prospectus Supplement may be residents of Canada, and that a substantial portion of the assets of CGI and said persons may be located outside the United States.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The offering of Securities hereunder is subject to approval of certain legal matters on behalf of CGI by Fasken Martineau DuMoulin LLP, of Montréal, Québec and by Paul, Weiss, Rifkind, Wharton & Garrison LLP, of New York, New York.

ABOUT THIS PROSPECTUS

Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide readers with information different from that contained in this Prospectus (or incorporated by reference herein). We take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give readers of this Prospectus. We are not making an offer of Securities in any jurisdiction where the offer is not permitted. Readers are required to inform themselves about, and to observe any restrictions relating to, any offer of Securities and the possession or distribution of this Prospectus and any applicable Prospectus Supplement.

Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Corporation may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities in compliance with applicable securities laws. We do not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. We have not incorporated by reference in this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request to CGI Inc., 1350 René-Lévesque Blvd. West, 25th Floor, Montréal, Québec, Canada, H3G 1T4, (514) 841-3200, and are also available electronically at www.sedarplus.ca or at www.sec.gov.

The following documents, filed by the Corporation with the various securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)	our annual information form dated December 9, 2025 for the fiscal year ended September 30, 2025 (the “Annual Information Form”);

(b)

our audited annual consolidated financial statements, and the related notes thereto, for the fiscal years ended September 30, 2025 and 2024, the related management’s report on internal control over financial reporting, and the report of our independent registered public accounting firm thereon;

(c)	our management’s discussion and analysis for the fiscal years ended September 30, 2025 and 2024 (the “Annual MD&A”);

(d)	our management proxy circular dated December 1, 2025 for our annual meeting of shareholders to be held on January 28, 2026.

Any annual information form, annual audited consolidated financial statements (including the report of our independent registered public accounting firm thereon), unaudited interim condensed consolidated financial statements, management’s discussion and analysis, material change report (excluding any confidential material change reports), business acquisition report or information circular or amendments thereto and all other documents of the type referred to in Item 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus that we file with any securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus will be incorporated by reference in this Prospectus and will automatically update and supersede information included or incorporated by reference in this Prospectus. To the extent that any document or information incorporated by reference in this prospectus is included in a report filed with or furnished to the SEC by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (as defined below) of which this Prospectus forms a part. In addition, all documents we file with or furnish to the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus, shall be deemed to be incorporated by reference into this Prospectus from the date of filing or furnishing of such documents (in the case of any Report on Form 6-K, if and to the extent expressly set forth in such report).

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Upon a new annual information form and annual audited consolidated financial statements being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual audited consolidated financial statements and all unaudited interim condensed consolidated financial statements and, in each case, the accompanying management’s discussion and analysis of consolidated financial condition and consolidated results of operations, and material change reports, filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon unaudited interim condensed consolidated financial statements and the accompanying management’s discussion and analysis of consolidated financial condition and consolidated results of operations being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim condensed consolidated financial statements and the accompanying management’s discussion and analysis of consolidated financial condition and consolidated results of operations filed prior to such new unaudited interim condensed consolidated financial statements and management’s discussion and analysis of consolidated financial condition and consolidated results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

Any “template version” of “marketing materials” (as those terms are defined in National Instrument 41-101 – General Prospectus Requirements) pertaining to a distribution of Securities filed after the date of a Prospectus Supplement and before termination of the distribution of Securities offered pursuant to such Prospectus Supplement will be deemed to be incorporated by reference into the Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

NOTICE TO U.S. INVESTORS

This Prospectus is part of a registration statement on Form F-10 (the “Registration Statement”) that the Corporation has filed or will file with the SEC under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, provides you with a general description of the Securities that the Corporation may offer and does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”. For further information with respect to the Corporation and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on the SEC’s EDGAR website at www.sec.gov.

In addition to its continuous disclosure obligations under the securities laws of the provinces of Canada, CGI is subject to the information requirements of the Exchange Act, as amended, and in accordance therewith files reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information, when filed by CGI in accordance with such requirements, are available to the public on the SEC’s EDGAR website at www.sec.gov. The Subordinate Voting Shares are listed on the NYSE. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and certain documents incorporated by reference herein may contain “forward-looking information” within the meaning of Canadian securities laws and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other applicable United States safe harbours. All such forward-looking information and statements are made and disclosed in reliance upon the safe harbour provisions of applicable Canadian and United States securities laws. Forward-looking information and statements include all information and statements regarding CGI’s intentions, plans, expectations, beliefs, objectives, future performance, and strategy, as well as any other information or statements that relate to future events or circumstances and which do not directly and exclusively relate to historical facts. Forward-looking information and statements often but not always use words such as “believe”, “estimate”, “expect”, “intend”, “anticipate”, “foresee”, “plan”, “predict”, “project”, “aim”, “seek”, “strive”, “potential”, “continue”, “target”, “may”, “might”, “could”, “should”, and similar expressions and variations thereof. These information and statements are based on our perception of historic trends, current conditions and expected future developments, as well as other assumptions, both general and specific, that we believe are appropriate in the circumstances. Such information and statements are, however, by their very nature, subject to inherent risks and uncertainties, of which many are beyond the control of the Corporation, and which give rise to the possibility that actual results could differ materially from our expectations expressed in, or implied by, such forward-looking information or forward-looking statements. These risks and uncertainties include but are not restricted to: risks related to the market such as the level of business activity of our clients, which is affected by economic and political conditions, additional external risks (such as pandemics, armed conflict, climate-related issues, inflation, tariffs and/or trade wars) and our ability to negotiate new contracts; risks related to our industry such as competition and our ability to develop and expand our services to address emerging business demands and technology trends (such as artificial intelligence), to penetrate new markets, and to protect our intellectual property rights; risks related to our business such as risks associated with our growth strategy, including the integration of new operations, financial and operational risks inherent in worldwide operations, legal and operational risks inherent in contracting with government clients, foreign exchange risks, income tax laws and other tax programs, the termination, modification, delay or suspension of our contractual agreements, our expectations regarding future revenue resulting from bookings and backlog, our ability to attract and retain qualified employees, to negotiate favourable contractual terms, to deliver our services and to collect receivables, to disclose, manage and implement environmental, social and governance (ESG) initiatives and standards, and to achieve ESG commitments and targets, including, without limitation, our commitment to net-zero carbon emissions, as well as the reputational and financial risks attendant to cybersecurity breaches and other incidents, including through the use of artificial intelligence, and financial risks such as liquidity needs and requirements, maintenance of financial ratios, our ability to declare and pay dividends, interest rate fluctuations and changes in creditworthiness and credit ratings; as well as other risks identified or incorporated by reference in this Prospectus and in other documents that we make public, including our filings with the Canadian Securities Administrators (on SEDAR+ at www.sedarplus.ca) and the SEC (on EDGAR at www.sec.gov). Unless otherwise stated, the forward-looking information and statements contained in this Prospectus are made as of the date hereof and CGI disclaims any intention or obligation to publicly update or revise any forward-looking information or forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. While we believe that our assumptions on which these forward-looking information and forward-looking statements are based were reasonable as at the date of this Prospectus, readers are cautioned not to place undue reliance on these forward-looking information or statements. Furthermore, readers are reminded that forward-looking information and statements are presented for the sole purpose of assisting investors and others in understanding our objectives, strategic priorities and business outlook as well as our anticipated operating environment. Readers are cautioned that such information may not be appropriate for other purposes. Further information on the risks that could cause our actual results to differ significantly from our current expectations may be found under “Risk Factors” in this Prospectus, under Section 10, “Risk Environment” of the Annual MD&A, which are incorporated by reference in this cautionary statement. We also caution readers that the risks described in the previously mentioned sections and in other sections of this Prospectus are not the only ones that could affect us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial could also have a material adverse effect on our financial position, financial performance, cash flows, business or reputation.

CGI INC.

Founded in 1976 and headquartered in Montréal, Canada, CGI is a leading provider of business and strategic information technology (“IT”) services with approximately 94,000 consultants and professionals worldwide, whom we refer to as CGI Partners as 88% of them are also shareholders. CGI uses the power of technology to help clients accelerate their holistic digital transformation.

CGI has a people-centered culture, operating where our clients live and work to build trusted relationships and to advance our shared communities. Our CGI Partners are committed to providing actionable insights that help clients achieve sustainable outcomes. They leverage best-shore centers that deliver scale, innovation and delivery excellence to every engagement.

Our executive and registered offices are located at 1350 René-Lévesque Blvd. West, 25th Floor, Montréal, Québec, Canada, H3G 1T4, and our telephone number is (514) 841-3200.

For further information on the business of the Corporation, including a list of the Corporation’s subsidiaries, please see the sections “Description of CGI’s Business” and “Corporate Structure” of the Annual Information Form. Additional information about our business is also included in other documents incorporated by reference into this Prospectus, which are available under our profiles at www.sedarplus.ca and www.sec.gov.

USE OF PROCEEDS

The net proceeds to the Corporation from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

Unless otherwise set forth in the applicable Prospectus Supplement, the Corporation will not receive any proceeds from any sale of any Securities by Selling Securityholders.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the material provisions which attach to the Corporation’s share capital and is qualified by reference to the full text of the rights, privileges, restrictions and conditions of such share capital, which may be found on SEDAR+ under the Corporation’s profile at www.sedarplus.ca.

The authorized share capital of the Corporation consists of an unlimited number of Subordinate Voting Shares and an unlimited number of Multiple Voting Shares, all without par value, of which, as at December 17, 2025, 192,172,017 Subordinate Voting Shares and 24,122,758 Multiple Voting Shares were issued and outstanding. Two classes of preferred shares also form part of CGI’s authorized capital: an unlimited number of First Preferred Shares, issuable in series, and an unlimited number of Second Preferred Shares, also issuable in series. As at December 17, 2025, there were no preferred shares outstanding.

The Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable securities laws in Canada. We are exempt from the requirements of Part 12 of National Instrument 41-101 – General Prospectus Requirements on the basis that the securities that may be offered hereunder are the same class of securities distributed under the prospectus filed in connection with our initial public offering closed on December 17, 1986 (the “IPO”) and we were a private issuer within the meaning of such term under applicable securities laws in Canada immediately before our IPO.

Subordinate Voting Shares and Multiple Voting Shares

Voting Rights

The holders of Subordinate Voting Shares are entitled to one vote per share and the holders of Multiple Voting Shares are entitled to ten votes per share. As at December 17, 2025, 44.34% and 55.66% of the aggregate voting rights were attached to the outstanding Subordinate Voting Shares and Multiple Voting Shares, respectively.

Subdivision or Consolidation

The Subordinate Voting Shares or Multiple Voting Shares may not be subdivided or consolidated unless simultaneously the Subordinate Voting Shares and the Multiple Voting Shares are subdivided or consolidated in the same manner and in such an event, the rights, privileges, restrictions and conditions then attaching to the Subordinate Voting Shares and Multiple Voting Shares shall also attach to the Subordinate Voting Shares and Multiple Voting Shares as subdivided or consolidated.

Rights upon liquidation

Upon liquidation or dissolution of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, all the assets of the Corporation available for payment or distribution to the holders of Subordinate Voting Shares and holders of Multiple Voting Shares will be paid or distributed equally, share for share.

Conversion Rights of Subordinate Voting Shares in Specific Circumstances

Subject to what is hereinafter set out, if a take-over bid or exchange bid or an issuer bid, other than an exempt bid (as defined in the articles of the Corporation), for the Multiple Voting Shares is made to the holders of Multiple Voting Shares without being made simultaneously and on the same terms and conditions to the holders of Subordinate Voting Shares, each Subordinate Voting Share shall become convertible into one Multiple Voting Share, from the date the offer is made, at the holder’s option, in order to entitle the holder to accept the offer. However, this right of conversion shall be deemed not to come into effect if the offer is not completed by its offeror or if the offer is rejected by one or several of the officers and full-time employees of the Corporation or its subsidiaries, and any corporate entity under their control, who are, as a group, owners, directly or indirectly, in any manner whatsoever, of more than 50% of the outstanding Multiple Voting Shares.

The articles of the Corporation contain a complete description of the types of bids giving rise to the rights of conversion, provide certain procedures to be followed to perform the conversion and stipulate that upon such a bid, the Corporation or the transfer agent will communicate in writing to the holders of Subordinate Voting Shares full details as to the bid and the manner of exercising the right of conversion.

Conversion of Multiple Voting Shares

Each Multiple Voting Share may, from time to time, at the holder’s option, be converted into one Subordinate Voting Share.

Issue of Multiple Voting Shares

The Corporation’s articles provide for pre-emptive rights in favour of holders of Multiple Voting Shares. Therefore, the Corporation may not issue Subordinate Voting Shares or securities convertible into Subordinate Voting Shares without offering, in the manner determined by the Board of Directors, to each holder of Multiple Voting Shares, pro rata to the number of Multiple Voting Shares it holds, the right to subscribe concurrently with the issuance of Subordinate Voting Shares or of securities convertible into Subordinate Voting Shares, as the case may be, an aggregate number of Multiple Voting Shares or securities convertible into Multiple Voting Shares, as the case may be, sufficient to fully maintain its proportion of voting rights associated with the Multiple Voting Shares. The consideration to be paid for the issuance of each Multiple Voting Share or security convertible into Multiple Voting Shares, as the case may be, shall be equal to the issue price of each Subordinate Voting Share or security convertible into Subordinate Voting Shares then issued.

The pre-emptive rights do not apply in the case of the issuance of Subordinate Voting Shares or securities convertible into Subordinate Voting Shares:

•	in payment of stock dividends;

•	pursuant to the stock option plans or share purchase plans of the Corporation;

•	further to the conversion of Multiple Voting Shares into Subordinate Voting Shares pursuant to the articles of the Corporation; or

•	further to the exercise of the conversion, exchange or acquisition rights attached to securities convertible into Subordinate Voting Shares.

Any holder of Multiple Voting Shares may assign its pre-emptive rights to other holders of Multiple Voting Shares.

Dividends

The Subordinate Voting Shares and Multiple Voting Shares participate equally, share for share, in any dividend which may be declared, paid or set aside for payment thereon.

Amendments

The rights, privileges, conditions and restrictions attaching to the Subordinate Voting Shares or Multiple Voting Shares may respectively be amended if the amendment is authorized by at least two-thirds of the votes cast at a meeting of holders of Subordinate Voting Shares and Multiple Voting Shares duly convened for that purpose. However, if the holders of Subordinate Voting Shares as a class or the holders of Multiple Voting Shares as a class were to be affected in a manner different from that of the other classes of shares, such amendment would, in addition, have to be authorized by at least two-thirds of the votes cast at a meeting of holders of shares of the class of shares so affected in a different manner.

Rank

Except as otherwise provided hereinabove, each Subordinate Voting Share and each Multiple Voting Share carry the same rights, rank equally in all respects and are to be treated by the Corporation as if they constituted shares of a single class.

First Preferred Shares

The First Preferred Shares may be issued from time to time in one or more series and the Board of Directors of the Corporation has the right to determine, by resolution, the designation, rights, privileges, restrictions and conditions attaching to each series. The First Preferred Shares of each series rank equal to the First Preferred Shares of all other series and rank prior to the Second Preferred Shares, the Subordinate Voting Shares and Multiple Voting Shares with respect to payment of dividends and repayment of capital. The holders of First Preferred Shares are entitled to receive notice of and attend any shareholders’ meetings and are entitled to one vote per share. As at December 17, 2025, no First Preferred Shares were outstanding.

Second Preferred Shares

The Second Preferred Shares may be issued from time to time in one or more series and the Board of Directors of the Corporation has the right to determine, by resolution, the designation, rights, privileges, restrictions and conditions attaching to each series. The Second Preferred Shares of each series rank equal to all other Second Preferred Shares of all other series and rank after the First Preferred Shares, but prior to the Subordinate Voting Shares and Multiple Voting Shares with respect to payment of dividends and repayment of capital. The Second Preferred Shares are non-voting. As at December 17, 2025, no Second Preferred Shares were outstanding.

DESCRIPTION OF OTHER SECURITIES

The applicable Prospectus Supplement will provide, as required, the specific terms of the Debt Securities, the Warrants, the Subscription Receipts and/or the Units with respect to an offering of such Securities by the Corporation pursuant to such Prospectus Supplement.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capital of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement. There have been no material changes to the Corporation’s share and loan capital since September 30, 2025, the date of the Corporation’s most recently filed audited annual consolidated financial statements.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PLAN OF DISTRIBUTION

The applicable Prospectus Supplement will provide the plan of distribution with respect to the sale of Securities pursuant to such Prospectus Supplement.

TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian and United States federal income tax consequences generally applicable to an investor acquiring, holding and disposing any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus, including the documents incorporated by reference herein, and any applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, as well as in the applicable

Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, financial condition, operating results and future prospects, and your investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which we currently are unaware or that are unknown or that we currently deem to be immaterial could have a material adverse effect on our business, financial condition, operating results and future prospects. We cannot assure you that we will successfully address any or all of these risks. For additional information in respect of the risks affecting our business, see section 10, “Risk Environment”, of the Annual MD&A which is available under our profiles on SEDAR+ at www.sedarplus.ca and on the SEC’s EDGAR website at www.sec.gov.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters will be passed upon on our behalf by Fasken Martineau DuMoulin LLP, of Montréal, Québec and by Paul, Weiss, Rifkind, Wharton & Garrison LLP, of New York, New York.

AUDITORS, REGISTRAR AND TRANSFER AGENT

The independent auditor of the Corporation is PricewaterhouseCoopers LLP, Partnership of Chartered Professional Accountants, at their office in Montréal, Québec. PricewaterhouseCoopers LLP has confirmed that it is independent with respect to the Corporation within the meaning of the Code of Ethics of the Ordre des comptables professionnels agréés du Québec and within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The transfer agent and registrar of the Subordinate Voting Shares and of the Multiple Voting Shares is Computershare Investor Services Inc. at its principal transfer office in Toronto, Ontario.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS

Mary G. Powell, Alison C. Reed, George D. Schindler, Kathy N. Waller and Frank Witter, each a director of CGI, reside outside of Canada. Each of the aforementioned individuals has appointed CGI Inc., located at 1350 René-Lévesque Blvd. West, 25th Floor, Montréal, Québec, Canada, H3G 1T4, as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

ENFORCEMENT OF CIVIL LIABILITIES IN THE UNITED STATES

The Corporation is governed by the laws of the Province of Québec and its principal place of business is outside the United States. Several of the Corporation’s officers and directors reside outside the United States, some or all of the experts named in this Prospectus and/or in a Prospectus Supplement may be residents of Canada, and a substantial portion of the assets of CGI and said persons may be located outside the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Corporation, its directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws.

The Corporation filed or will file with the SEC, concurrently with the Registration Statement (as defined below) of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed CGI Technologies and Solutions Inc., 11325 Random Hills Road, Fairfax, Virginia 22030, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of Securities under the Registration Statement.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus forms a part:

•	the documents listed as being incorporated by reference in this Prospectus under the heading “Documents Incorporated by Reference”;

•	consent of PricewaterhouseCoopers LLP;

•	powers of attorney of the directors and certain officers of CGI;

•	debt indenture dated as of March 14, 2025 between CGI and Computershare Trust Company, N.A.;

•	form of debt indenture; and

•	statement of eligibility of trustee on Form T-1.

The Form F-X of the Company also has been or will be separately filed with the SEC. A copy of the form of any applicable warrant indenture or subscription receipt agreement will be filed by post-effective amendment or by incorporation by reference to documents filed with, or furnished to, the SEC under the Exchange Act.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (Quebec) (the “QBCA”), the Registrant must indemnify a director or officer of the Registrant, a former director or officer of the Registrant, a mandatary, or any other person who acts or acted at the Registrant’s request as a director or officer of another group, against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if (1) the person acted with honesty and loyalty in the interest of the Registrant or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the Registrant’s request; and (2) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful. The Registrant must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to above. In the event that a court or any other competent authority judges that the conditions set out in (1) and (2) are not fulfilled, the Registrant may not indemnify the person and the person must repay to the Registrant any moneys advanced for such purposes. Furthermore, the Registrant may not indemnify such person if the court determines that the person has committed an intentional or gross fault. In such a case, the person must repay to the Registrant any moneys advanced. The Registrant may also, with the approval of the court, in respect of an action by or on behalf of it or any other group as referred to above, against such a person, advance the necessary moneys to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the conditions set out in this paragraph.

In addition to the provisions of the QBCA, pursuant to the Registrant’s by-laws it may subscribe, for the benefit of its current or former directors or officers or any other person who has assumed or shall assume any liability on behalf of the Registrant or any corporation controlled by the Registrant, to insurance covering the liability such persons incur for having acted in such capacity, with the exception of liability arising out of such persons’ own negligence or personal fault separable from the performance of such persons’ duties.

The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXHIBITS

Exhibit No.	Description

4.1	Annual information form of the Registrant for the fiscal year ended September 30, 2025 (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 40-F filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2025 (Commission File No. 000-29716) (the “Form 40-F”)).

4.2	Management’s discussion and analysis of the Registrant for the fiscal years ended September 30, 2025 and 2024, dated November 5, 2025 (incorporated by reference to Exhibit 99.3 of the Form 40-F).

4.3	Audited annual consolidated financial statements, and the related notes thereto, of the Registrant for the fiscal years ended September 30, 2025 and 2024, the related management’s report on internal control over financial reporting, and the report of independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.2 of the Form 40-F).

4.4	Management proxy circular of the Registrant dated December 1, 2025 for the annual meeting of shareholders to be held on January 28, 2026 (incorporated by reference to Exhibit 99.2 of the Registrant’s Form 6-K, furnished to the Commission on December 17, 2025).

5.1	Consent of PricewaterhouseCoopers LLP.

6.1	Powers of Attorney (included on the signature pages of this Registration Statement on Form F-10).

7.1	Form of Debt Indenture.

7.2	Indenture, dated as of March 14, 2025, between CGI Inc., as issuer, and Computershare Trust Company, N.A., as trustee.

7.3	Statement of Eligibility of the Trustee of Form T-1.

107	Filing Fee Table.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada on this 18th day of December, 2025.

CGI INC.

By:	/s/ François Boulanger
Name: François Boulanger
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints François Boulanger or Steve Perron, or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ François Boulanger François Boulanger	President and Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2025

/s/ Steve Perron Steve Perron	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 18, 2025

/s/ Anny Lavoie Anny Lavoie	Vice-President, Finance and Corporate Controller (Principal Accounting Officer)	December 18, 2025

/s/ Julie Godin Julie Godin	Executive Chair of the Board of Directors	December 18, 2025

/s/ George A. Cope George A. Cope	Lead Director	December 18, 2025

/s/ Sophie Brochu Sophie Brochu	Director	December 18, 2025

/s/ Jacynthe Côté Jacynthe Côté	Director	December 18, 2025

/s/ Serge Godin Serge Godin	Director	December 18, 2025

/s/ Gilles Labbé Gilles Labbé	Director	December 18, 2025

/s/ Michael B. Pedersen Michael B. Pedersen	Director	December 18, 2025

/s/ Stephen S. Poloz Stephen S. Poloz	Director	December 18, 2025

/s/ Mary G. Powell Mary G. Powell	Director	December 18, 2025

/s/ Alison C. Reed Alison C. Reed	Director	December 18, 2025

/s/ George D. Schindler George D. Schindler	Director	December 18, 2025

/s/ Kathy N. Waller Kathy N. Waller	Director	December 18, 2025

/s/ Frank Witter Frank Witter	Director	December 18, 2025

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of CGI Inc. in the United States, on this 18th day of December, 2025.

CGI TECHNOLOGIES AND SOLUTIONS INC.

By:	/s/ Benoit Dubé
Name: Benoit Dubé
Title: Executive Vice-President, Legal and Economic Affairs, and Corporate Secretary